CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 1996, included in Zenith Electronics Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.




                                 /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
January 6, 1997